Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (i) on Form S-3 (Nos. 333-70111, 333-30394, 333-68828, 333-62434, 333-126058, 333-157641, 333-163914 and 333-167599) and in the related Prospectuses of SL Green Realty Corp. and SL Green Operating Partnership, L.P.; (ii) on Form S-8 (Nos. 333-61555, 333-87485, 333-89964, 333-127014 and 333-143721) pertaining to the Stock Option and Incentive Plans of SL Green Realty Corp., and (iii) on Form S-8 (No. 333-148973) pertaining to the 2008 Employee Stock Purchase Plan of SL Green Realty Corp., of our reports dated July 13, 2011, with respect to the statement of revenues and certain expenses of 1515 Broadway Realty Corp. for the year ended December 31, 2010 and the statement of revenues and certain expenses of 521 Fifth Avenue JV LLC for the year ended December 31, 2010 included in this current report (Form 8-K) of SL Green Realty Corp. and SL Green Operating Partnership, L.P.

/s/ Ernst & Young LLP

New York, New York

July 14, 2011